EXECUTION VERSION

SUSPENSION OF RIGHTS AGREEMENT

To:        Citizens Bank, N.A., as Administrative Agent (the “Administrative Agent”)
From:    CRA International, Inc., CRA International (UK) Limited, CRA International Limited, and CRA International (Netherlands) B.V. (collectively, the “Borrowers”)
Date:        November 19, 2021
Ladies & Gentlemen:
Reference is made to the Amended and Restated Credit Agreement, dated as of October 24, 2017, among the undersigned, as the Borrowers, the Lenders (as defined in the Credit Agreement) and Citizens Bank, N.A., as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).
1.This proposed letter agreement (once counter-signed, the “Suspension of Rights Agreement”) is delivered by us to you in your capacity as Administrative Agent under the Credit Agreement. Unless otherwise defined in this letter, terms defined in the Credit Agreement shall have the same meaning when used herein. “LIBOR”, as used herein, refers to the London interbank offered rate. The term “LIBOR setting”, as used herein, refers to an available tenor in a specified currency for LIBOR. “USD”, as used herein, refers to United States Dollars.

2.The term “Non-USD Currency” in this letter shall mean each of Euros, Sterling, Swiss Francs and, solely in relation to six month Interest Periods, Canadian Dollars.

3.Each Borrower acknowledges that on December 31, 2021, panel submissions for certain Non-USD Currency LIBOR settings shall cease, following which representative LIBOR rates for such settings shall cease to be published or otherwise made available (the “December 31, 2021 LIBOR Cessation Event”).

4.The Borrowers further acknowledge that on December 31, 2021, panel submissions for USD LIBOR settings for tenors of one week and two months shall cease (each, an “Affected USD LIBOR Setting”), following which representative LIBOR rates for such settings shall cease to be published or otherwise made available.

5.For good and valuable consideration, including avoiding or delaying the incurrence of costs required to update the terms of the Credit Agreement in connection with the December 31, 2021 LIBOR Cessation Event and the cessation of the Affected USD LIBOR Settings and other events relating to interest rate benchmarks that may affect extensions of credit under the Credit Agreement, as well as avoiding uncertainty that may otherwise be caused by the December 31, 2021 LIBOR Cessation Event, and in lieu of amending the Credit Agreement at this time or irrevocably waiving any right thereunder, but subject to paragraph 6 below, each Borrower agrees with effect from December 1, 2021 (the “Effective Date”) to suspend certain of its rights under the Credit Agreement as follows:

(a)each Borrower agrees that, notwithstanding anything to the contrary in the Loan Documents, (i) from and after the Effective Date, Loans may not be requested or extended under the Credit Agreement in any Non-USD Currency and no Lender shall be obligated to participate in any Loan under the Credit Agreement in any Non-USD Currency; and (ii) it shall repay or prepay any and all outstanding Loans denominated in any Non-USD Currency, if not scheduled to be repaid earlier, on or before December 31, 2021;

(b)each Borrower agrees that, notwithstanding anything to the contrary in the Loan Documents, (i) from and after December 31, 2021 it shall no longer be permitted to select an Interest Period of one week or two months for any borrowing in USD; and (ii) from and after December 31, 2021, no Lender shall be obligated to participate in any borrowing under the Credit Agreement using an Affected USD LIBOR Setting; (together, this clause (b) with the preceding clause (a), the “Suspension of Rights”); and

(c)each Borrower agrees that, if a notice or instruction is given under the Credit Agreement after the Effective Date that selects a Non-USD Currency as the currency of a Loan, such notice or instruction shall be deemed to be amended to select USD as the currency of that Loan (and, if such notice or instruction is deemed to be for an Affected USD LIBOR Setting, such request or instruction shall be deemed to be for an Interest Period equal to one month), and, in each case, each Borrower further agrees that only such amended notice or instruction will have any effect under the Credit Agreement.

6.This letter is without prejudice to the rights and obligations of the Adminitsrative Agent and the Borrowers under Section 3.03 (Effect of Benchmark Transition Event) of the Credit Agreement, and any amendments effected pursuant to Section 3.03 on or after the date hereof shall supercede, nullify, and end any and all affected provisions of this Suspension of Rights Agreement, and otherwise restore the Borrowers’ rights as provided by the terms of any such amendment.

7.Each Borrower agrees to indemnify and hold harmless the Administrative Agent and each other Indemnitee for any damage, loss, cost, liability, claim or reasonable expense whatsoever incurred (A) in connection with a breach, or reasonably in anticipation of a potential breach, of the Borrowers’ agreements in paragraphs 5(a) and 5(b) hereof, or (B) giving effect to the instruction of a Borrower in paragraph 5(c) hereof, unless directly caused by the Administrative Agent’s or such Indemnitee’s gross negligence or wilful misconduct.

8.This Suspension of Rights Agreement is hereby designated as a Loan Document and will be posted to the Platform in accordance with the Credit Agreement. The Borrowers and Administrative Agent acknowledge and agree that each Lender under the Credit Agreement may rely on and shall be a third party beneficiary of this letter.

9.This Suspension of Rights Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.This Suspension of Rights Agreement has been duly executed and delivered by the Borrowers and constitutes a legal, valid and binding obligation of the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

11.The provisions of the Credit Agreement relating to Governing Law; Jurisdiction; Consent to Service of Process and Waiver of Jury Trial (regardless of how captioned or titled) shall apply with equal force and effect to this Suspension of Rights Agreement as if fully set forth herein.

Very truly yours,
CRA International, Inc.

By: /s/ Paul A. Maleh
Name: Paul A. Maleh
Title: CEO and President

CRA International (UK) Limited

By: /s/ Paul A. Maleh
Name: Paul A. Maleh
Title: CEO and President

CRA International Limited

By: /s/ Paul A. Maleh
Name: Paul A. Maleh
Title: CEO and President

CRA International (Netherlands) B.V.

By: /s/ Paul A. Maleh
Name: Paul A. Maleh
Title: CEO and President

Agreed and accepted by:
Citizens Bank, N.A., as Administrative Agent

By:/s/ William S. Rowe
Name: William S. Rowe
Title: Managing Director

CRA International Suspension of Rights Agreement